SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2002

WJ COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31337	94-1402710
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

401 River Oaks Parkway
San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(408) 577-6200

Item 4.                    Changes in Registrant’s Certifying Accountant.

On May 8, 2002, after reviewing proposals from several large public accounting firms, the Board of Directors of WJ Communications, Inc. (the “Company”), as recommended by the Audit Committee, elected to engage Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2002.  Deloitte & Touche LLP replaces Arthur Andersen, LLP who was dismissed by the Company on April 12, 2002 as previously reported in the Company’s Form 8-K filed on April 17, 2002.  Deloitte & Touche LLP will be reviewing the Company’s unaudited financial statements for the quarterly period ended March 31, 2002.

During the Company’s two most recent fiscal years and through the date of this Form 8-K, the Company did not consult Deloitte & Touche LLP, with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(1)(iv) and (v) of Regulation S-K.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WJ COMMUNICATIONS, INC.

By:	/s/ WILLIAM R. SLAKEY
William R. Slakey
Chief Financial Officer

Dated: May 8, 2002